Exhibit (a)(1)(N)

AMENDED NOTICE OF GUARANTEED DELIVERY

for

Tender of Shares of Common Stock

of

HUDSON TECHNOLOGIES, INC.

        THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 7, 2007, UNLESS THE TENDER OFFER IS EXTENDED.

        As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates representing shares of common stock, $.01 par value per share, of Hudson Technologies, Inc., a New York corporation, are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Facsimile Transmission: (212) 616-7610

By Mail or Overnight Courier:	By Hand:
Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, New York 10004	Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, New York 10004

To Confirm Facsimile Transmissions: (212) 509-4000 ext. 536

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS IN THE LETTER OF TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Exhibit (a)(1)(N)

Ladies and Gentlemen:

        The undersigned hereby tenders to Hudson Technologies, Inc., a New York corporation ("Hudson"), at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase dated June 29, 2007 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. The shares of common stock of Hudson are referred to as "shares."

Number of Shares to be tendered:                          shares.

Odd Lots
(See Instruction 6 of the Letter of Transmittal)

        To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of 100 shares or less. The undersigned either (check one box):

☐
Is the beneficial or record owner of an aggregate of 100 shares or less, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of 100 shares or less and is tendering all of the shares.

Conditional Tender
(See Instruction 3 of the Letter of Transmittal)

        A tendering shareholder may condition his or her tender of shares upon Hudson purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares you indicate below is purchased by Hudson pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐
The minimum number of shares that must be purchased, if any are purchased, is:                          shares.  If, because of proration, the minimum number of shares designated will not be purchased, then none of the shares owned by the tendering shareholder will be tendered.

Exhibit (a)(1)(N)

Certificate Nos. (if available):
Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Signature(s):

Dated:	, 2007

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Account Number at Book-Entry Transfer Facility:

Exhibit (a)(1)(N)

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

Guarantee
(Not To Be Used For Signature Guarantee)

        The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent's message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three Nasdaq trading days (as defined in the Offer to Purchase) after the date hereof.

        The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	, 2007

        NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.